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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the registration statements of The Colonial BancGroup, Inc. listed below of our report dated February 28, 2001, except for Notes 1 and 2, as to which the date is January 22, 2002, on our audits of the consolidated financial statements of The Colonial BancGroup, Inc. and Subsidiaries, as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, which report is included in this Form 8-K.

Registration Statements on Form S-3 Registration Numbers:

                33-5665         333-25463
                33-62071

Registration Statements on Form S-4 Registration Numbers:

                333-32163       333-59403

Registration Statements on Form S-8 Registration Numbers:

                2-89959         33-63347
                33-11540        33-78118
                33-13376        333-10475
                33-41036        333-11255
                33-47770        333-71841
                333-64978

Post-Effective Amendment No. 2 on Form S-8 to Registration Statements on Form S-4 Registration Numbers:

                333-14703       333-16481
                333-14883       333-20291
                333-39283       333-26537


                                        /s/ PricewaterhouseCoopers LLP
                                        -----------------------------
                                        PricewaterhouseCoopers LLP


Montgomery, Alabama
January 25, 2002